SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2003

SUNLINK HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-12607	31-0621189
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

900 Circle 75 Parkway Suite 1300, Atlanta, Georgia 30339

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code 770-933-7000

Item 9. Regulation FD Disclosure

SunLink Health Systems, Inc. (“SunLink”) is furnishing the following information for purposes of Regulation FD disclosure:

On October 1, 2003, SunLink publicly disclosed in a conference call scheduled to discuss its earnings for the quarter and fiscal year ended June 30, 2003, that it believes its operating results for its fiscal quarter ending September 30, 2003 will be negatively impacted by high costs at its new Mountainside Medical Center hospital which opened in May 2003. The new hospital located in Jasper, Pickens County, Georgia replaced a previously existing hospital. The new hospital has generated increased market share but also increased costs due to more acute patient cases and longer average length of patient stays. Such costs will likely exceed the benefits of increased patient volume for the quarter ended September 30, 2003. Although Mountainside is the primary source of the Company’s increased costs, similar increases in costs have occurred in SunLink’s other hospitals in northern Georgia to a lesser degree. SunLink is addressing these initial cost challenges and related issues by implementing measures to restructure its costs at Mountainside Medical Center as well as at its other hospitals in northern Georgia.

This Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the Company’s business strategy. These forward-looking statements are subject to certain risks, uncertainties and other factors, which could cause actual results, performance and achievements to differ materially from those anticipated. Certain of those risks, uncertainties and other factors are disclosed in more detail in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunLink Health Systems, Inc.

Date: October 1, 2003	By:	Mark J. Stockslager
Mark J. Stockslager Principal Accounting Officer